Exhibit 99.1

Vivakor Closes $40 Million Commodity Intermediation Facility

Facility to provide additional credit for expansion of crude oil supply and trading

Dallas, TX – Globe Newswire – October 23, 2025 - Vivakor, Inc. (Nasdaq: VIVK) (“Vivakor” or the “Company”), an integrated provider of energy transportation, storage, reuse, and remediation services, today announced the closing of its previously announced $40 million commodity intermediation credit facility with a single wholesaler. The facility is intended to provide additional credit support for the growth and expansion of Vivakor’s crude oil trading platform.

The Facility, known as a commodity intermediation facility (the “Facility”), functions as a working capital and credit support arrangement for physical crude oil transactions conducted by Vivakor Supply & Trading, LLC (“VST”). Under the terms of the Facility, the wholesaler will provide credit support, including but not limited to letters of credit, surety bonds, cash deposits, and/or guarantees to sellers of physical commodities as an intermediary of VST for commodity trading activities.

VST will remain responsible for arranging transportation, logistics, and gathering operations for the commodities purchased, as well as coordinating their sale to prospective buyers. VST expects to utilize the midstream logistics capabilities of its affiliates, including its trucking fleet, network of crude oil stations and terminal facilities, and its gathering pipeline asset.

The Facility has a one-year term and provides total availability of up to $40 million in combined credit support extended from time to time.

Vivakor Chairman, President and CEO James Ballengee commented, “The closing of this transaction, more than a year in the making since our initial announcement, effectively launches Vivakor’s trading platform, Vivakor Supply & Trading. This initiative enhances our ability to manage supply chain commodity flows, integrate volumes across our trucking fleet and facilities, and drive immediate accretive revenue while diversifying and expanding our crude oil marketing operations. I would like to personally thank the Vivakor team for their hard work and dedication in bringing this to fruition.”

Vivakor Chief Financial Officer Kimberly Hawley added, “This facility significantly strengthens our liquidity position and provides the flexibility to scale our trading and logistics operations efficiently. It represents a disciplined, accretive step in expanding our working capital resources to meet growing customer demand while maintaining financial stability and operational agility.”

About Vivakor, Inc.

Vivakor, Inc. is an integrated provider of transportation, storage, reuse, and remediation services. Its corporate mission is to develop, acquire, accumulate, and operate assets, properties, and technologies in the energy sector. Vivakor’s integrated facilities assets provide crude oil storage, transportation, future reuse, and remediation services under long-term contracts. Vivakor’s oilfield waste remediation facilities will facilitate the recovery, reuse, and disposal of petroleum byproducts and oilfield waste products.

For more information, please visit our website: http://vivakor.com

Cautionary Statement Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements. Forward-looking statements may be identified but not limited by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” or “continue” and variations or similar expressions. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including, but not limited to, fluctuations in global and regional oil and gas prices and markets, the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect Vivakor, our ability to maintain the listing of our securities on The Nasdaq Capital Market, the parties failure to realize the anticipated benefits of pending transactions, disruption and volatility in the global currency, capital, and credit markets, changes in federal, local and foreign governmental regulation, changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks, our ability to successfully develop products, rapid change in our markets, changes in demand for our future products, and general economic conditions.

These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in Vivakor’s filings with the U.S. Securities and Exchange Commission, which factors may be incorporated herein by reference. Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof in the case of information about Vivakor or the date of such information in the case of information from persons other than Vivakor, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication. Forecasts and estimates regarding Vivakor’s industries and markets are based on sources we believe to be reliable; however, there can be no assurance these forecasts and estimates will prove accurate in whole or in part.

Investors Contact:

P: 469-480-7175
info@vivakor.com